UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 22, 2011

CORNERSTONE CORE PROPERTIES
REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Restructure of Note Receivable

Pursuant to agreements originally entered into in May 2008, and amended in March 2009 and May 2010, we, through our subsidiary, Cornerstone Operating Partnership, L.P. (“COP”), committed to loan up to $8.75 million at a rate of 10% per annum to two real estate operating companies, Servant Investments, LLC (“SI”) and Servant Healthcare Investments, LLC (“SHI”). The commitment was fully funded in December 2010, and the SI and SHI loans were scheduled to mature on May 19, 2013.  At the time the loans were made, SI and SHI were parties to an alliance with affiliates of our advisor, Cornerstone Leveraged Realty Advisors, LLC (our “Advisor”).  As of December 22, 2011, the outstanding balance due and owing under the SI and SHI loans was approximately $9.6 million, including principal, interest, fees, costs and all other amounts due under the loans.

We evaluate the collectability of our notes receivable on a quarterly basis. During the quarter ended September 30, 2009, we concluded that the collectability of the SI loan could not be reasonably assured and therefore, we recorded a reserve of $4.75 million against the SI loan balance.  During the quarter ended June 30, 2011, after evaluating the expected effects of changes in the borrower’s business prospects, we concluded that it was probable that we would be unable to collect all amounts due according to the terms of the SHI loan and consequently, we recorded a note receivable impairment of $1.65 million against the balance of that note.  Since September 2010, we have continued to explore repayment alternatives for the SI and SHI Loans with the borrowers.

On December 22, 2011, we agreed to restructure the obligations outstanding pursuant to the SI and SHI loans by executing a global settlement involving (i) COP, (ii) SI, (iii) SHI, (iv) two of the principals of SHI, John Mark Ramsey and Scott Larche, individually, (Messrs. Ramsey and Larche, together, the “Principals”), and (v) SpringLake Healthcare Capital, LLC (“SpringLake”), a real estate operating company newly formed by the Principals to act as the replacement advisor to Cornerstone Healthcare Plus REIT, Inc. (“CHP”), a public non-traded REIT originally sponsored by affiliates of our Advisor.  CHP also signed certain of the settlement documents to acknowledge the global settlement involving SpringLake, its new advisor.  The principal terms of the global settlement are as follows:

•
The balance of the SHI loan is being reduced from approximately $3.9 million to $2.5 million, with $1.5 million of such amount being payable at the closing of the settlement and the remaining $1 million being payable pursuant to a new promissory note made by SHI in favor of COP (the “New Note”).  The New Note provides for interest at a fixed rate of 5.00% per annum.  A principal payment of $700,000, plus any accrued and unpaid interest is due and payable on December 22, 2013, and the remaining balance outstanding under the New Note, together with any accrued and unpaid interest, is due and payable on December 22, 2014.

•	With certain specific exceptions, SHI is pledging all of its property as collateral for the New Note.

•
As additional collateral for the New Note, the Principals are pledging, and granting a security interest to COP in, the following collateral: the Principals’ right, title and interest in and to any compensation or distributions associated with the membership units in SpringLake, but excluding all reasonable operating expenses, including without limitation, compensation and benefits to non-Principal employees, certain delineated compensation to the Principals, and distributions made to the Principals from SpringLake to satisfy all pass-through tax obligations not to exceed 40% of SpringLake’s taxable income (the “Profits Interests”); provided, however, that unless and until event of default has occurred and is continuing, the collateral shall not include 15% of the Profits Interests, which 15% may be paid to the Principals or as the Principals direct.  Any distributions in respect of such Profits Interests will be paid directly to COP as required prepayments of the New Note.

•
The SI Loan is being released in full with the exception of a contingent obligation for SI, or any subsidiaries formed by SI following the date of the settlement, to pay up to $2.5 million in the form of 50% of the adjusted net income from the operating activities of SI and such subsidiaries in excess of $1 million during the two-year period commencing on January 1, 2012 and ending on December 31, 2013.

•
If SHI defaults in making scheduled payments under the New Note or the Principals breach any of their obligations under the settlement documents then, (i) the New Note will bear a default rate of interest of 12% per annum or the maximum amount which is permissible at law, whichever is lower; (ii) COP will be entitled to receive 100% of the Profits Interests; and (iii) COP can accelerate the New Note.

•
COP is releasing SI and the Principals from all liabilities under the original loans, with the exception of the new obligations provided for in the global settlement.  COP will receive corresponding releases from SI and the Principals.

•
Notwithstanding the foregoing, in the event that SI, SHI or their affiliates are deemed liable for fraud or fraud in the inducement in connection with the negotiation and execution of the settlement, and in the event that any transfers made by SI, SHI or their affiliates to COP in connection with the settlement are set aside in bankruptcy or other insolvency proceedings, or any other payment or transfers made to COP on account of the loans or the New Note are avoided, set aside or are otherwise required to be disgorged, the obligations of SI, SHI and their affiliates under the original loans will be revived to their pre-settlement amounts.

The foregoing summary of the material terms of the global settlement transaction does not purport to be complete, and is qualified in its entirety by reference to the full text of the definitive transaction documents, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 26, 2011, we became obligated under a purchase and sale agreement dated October 18, 2011 in connection with the sale of the 2111 South Industrial Park property (the “Property”) by Darmar Holdings, LLC, a non-related party, for a purchase price of $940,000.

The sale of the Property closed on December 22, 2011 for a purchase price of approximately $922,000. The proceeds of the sale were primarily used to make a principal payment on the Wells Fargo Bank, National Association loan in the amount of approximately $851,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: December 29, 2011	By:	/s/ Terry G. Roussel
Terry G. Roussel,
Chief Executive Officer